Exhibit 99.1

NEWS RELEASE

GRAY TELEVISION ANNOUNCES INNOVATIVE NEW LEADERSHIP STRUCTURE

Atlanta, Georgia – July 9, 2013… Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN and GTN.A) today announced a streamlined management structure for the leading local media company that it has become through numerous acquisitions over the past twenty years.

Gray Television President and CEO Hilton Howell said, “We are excited to create a new management structure that will allow us to be decisive, innovative, and agile. Just as important, our new structure is scalable in a way that allows us to grow our company and our local brands quickly.”

Effective immediately, we will have a management team of five individuals who report to the President and CEO. These five individuals will be given responsibilities, some traditional and some new, that best elevate the talents of each. The five individuals are:

* Nick Waller, who currently is our Regional Vice President for Florida, Georgia, Alabama, Mississippi and North Carolina, will become Senior Vice President of the Mid-Atlantic and South regions. In addition to his current states, Nick will oversee our operations in Virginia, West Virginia, Kentucky and Tennessee. Nick will continue to manage our traffic hub in Tallahassee.

Prior to joining Gray Television in 2000, Nick spent twenty years with Datasouth Computer Corporation, a designer and manufacturer of computer printer products, serving first as CFO and eventually as President. He has served since 2003 as President and General Manager of WCTV in Tallahassee, Florida, and since 2005 as a Regional Vice President. He is a Director of the Florida Association of Broadcasters.

* Bob Smith, who currently is our RVP for Wisconsin, Illinois, Colorado, and Nevada, will become the Senior Vice President of the Midwest and West regions. In addition to his current states, Bob will oversee our operations in Nebraska, Kansas, and Texas. He also will work with our VP and Director of National Sales, Michael Spiesman, to continue expanding our share of national advertising revenue.

Bob started in the broadcast industry as an account executive at WEAU in Eau Claire, Wisconsin, in 1986. Over the next 14 years, he served in a variety of sales manager roles as well as General Manager of WHSV in Harrisonburg, Virginia, and, later, WIFR in Rockford, Illinois. Bob has served as the General Manager of WMTV in Madison, Wisconsin, since 2000 and as a Regional Vice President for Gray since 2002. He has served on the Boards of Directors of the Wisconsin Broadcaster Association, the Madison Chamber of Commerce, and the Rockford Chamber of Commerce.

* Jason Effinger, who currently is our RVP for Texas and portions of the Midwest, will become the Senior Vice President for Media and Technology. In this new role, Jason will oversee all of the media, internet and technology experts and resources that support our stations, including Gray Digital Media, Technology, Production, and the digital media product called Mom’s Everyday, which Jason developed and implemented at television stations owned by Gray and others. Jason also will lead our efforts to license certain products and services developed in-house at Gray to other broadcasters.

Jason started in the broadcast industry in news and operations at WKBT in La Crosse, Wisconsin, in 1991. Over the next nine years, he assumed various leadership news and operations duties at WKBT and other stations. In 2001, Jason became Station Manager of WMTV in Madison, Wisconsin, and, in 2005, he became General Manager of WEAU in Eau Claire, Wisconsin. In 2007, Jason became General Manager of KWTX in Waco, Texas and a Regional Vice President. He subsequently served as General Manager of KAKE in Wichita, Kansas, and, most recently, General Manager of KOLN/KGIN/KSNB in Lincoln, Nebraska. Jason has been active in broadcasting associations while in Wisconsin, Texas and Kansas. He currently is the Vice Chair of the Nebraska Broadcasters Association.

* Jim Ryan, our Senior Vice President of Finance and Chief Financial Officer, will continue in this role. As such, Jim will continue to oversee accounting, finance, tax, benefits, and risk management functions at all levels in the company. Jim became Vice President and CFO in October 1998 upon our acquisition of Busse Broadcasting, where Jim had served as CFO.

* Kevin Latek, our General Counsel, will become Senior Vice President of Business Affairs. In addition to his current responsibility for law and strategic development, Kevin will oversee corporate communications and our network and MVPD relationships. Prior to joining Gray in early 2012, Kevin spent 15 years as a media lawyer in a Washington law firm, where he primarily represented network affiliated television stations in affiliation, retransmission, and transactional matters. He currently serves as the Co-Chair of the In-House Counsel Committee of the American Bar Association’s Forum on Communications Law.

We made two additional changes that will facilitate our further growth and performance:

* Charlie Effinger, who currently is our RVP for portions of the Midwest, will become the Vice President of Corporate Development. In this new position, Charlie will be primarily responsible for program acquisitions and relationships with the broadcast networks and syndicators, working closely with our Corporate Programming Director, Greg Conklin. Charlie also will manage our external and internal communications to leverage better the synergies inherent in Gray’s large station footprint. Charlie will report to Kevin Latek.

Charlie began her broadcasting career at WEAU in Eau Claire, Wisconsin in 1984 as a writer/producer. In 1988, she moved to KOLN/KGIN in Lincoln, Nebraska, where she was responsible for Programming, Promotion, Creative Services and Administration. She returned to WEAU as General Manager in 2000, and she became General Manager of KKTV in Colorado Springs in 2005. Charlie was promoted to Regional Vice President in 2006, and during her tenure has overseen stations in Colorado, Texas, Nevada, Kansas and Nebraska. Charlie has also served as President and General Manager at WOWT in Omaha since 2007, and she served on the CBS Affiliate Board between 2008 and 2012.

* Lisa Guill, who has coordinated local production resources, capital projects, technology implementation, and workflow improvements, will become Vice President of Production. In this role, Lisa will continue her support of our stations’ important production projects and also oversee the Gray Graphics hub. Lisa will report to Jason Effinger.

Lisa started her career in 1981 as a production assistant at KHGI in Kearney, Nebraska, then spent several years as a director/producer at KETV in Omaha. In 1988, Lisa joined the staff at KOLN in Lincoln in production and operations management, eventually becoming General Manager in 2003. Since late 2009, Lisa has managed various corporate operations.

As a result of these changes, we will eliminate the positions of COO and regional vice president. Mr. Howell said, “With the changes announced today, I am confident that Gray Television’s incredibly talented individuals at every level of the company will have the leadership and support needed to meet the challenges of the future.”

Mr. Howell was born into the broadcast business, as his family members helped to construct and held ownership interests in three television stations in Texas and one in Louisiana. In 1999, Gray Television acquired the three Texas stations. Mr. Howell has served as a Director of our Company since 1993, when his father-in-law, Mack Robinson acquired control of Gray. Mr. Howell served as our Executive Vice President between 2000 and 2008, when our Board named him our CEO. He has also served as the Vice Chairman of our Board since 2002. In addition to Gray Television, Mr. Howell serves as the chief executive and director of several insurance companies also based in Atlanta, Georgia.

The Company

We are a television broadcast company headquartered in Atlanta, Georgia, that owns and operates television stations broadcasting 45 channels affiliated with one of the “Big 4 Networks” (ABC, CBS, FOX and NBC) and 41 additional channels of programming in 30 television markets. Twenty-one of our channels are affiliated with the CBS Network, eleven channels are affiliated with the NBC Network, eight channels are affiliated with the ABC Network and five channels are affiliated with the FOX Network. Our 21 CBS-affiliated channels make us the largest independent owner of CBS affiliates in the United States.

Within a market, our additional broadcast channels are generally affiliated with networks different from those affiliated with our “Big 4 Network” channels, and are operated by us to make better use of our broadcast spectrum by providing supplemental and/or alternative programming to our “Big 4 Network” channels. Certain of our additional channels are affiliated with more than one network simultaneously. Our additional channels are affiliated with networks such as “MyNetworkTV”, the CW Network or the CW Plus Network, the MeTV Network, This TV Network, the Live Well Network, the Country Network and Antenna TV. We also broadcast eight local news/weather channels in certain of our existing markets. Our combined TV station group reaches approximately 6.2% of total United States households.

Website: www.gray.tv

SOURCE Gray Television, Inc.

Hilton H. Howell, Jr., President and Chief Executive Officer, +1-404-266-5512